                                                                   EXHIBIT 23.1

                     CONSENT OF HOULIHAN VALUATION ADVISORS

                                    CONSENT

To the Board of Directors of
Clyde Companies Inc.

Gentlemen:

       We hereby consent to the references to our firm which appear in the Registration Statement of Clyde Companies, Inc. on Form S-4 and the Proxy Statement/Prospectus. We also consent to the following reports prepared by our firm being filed as annexes to the Proxy Statement/Prospectus:

       1. Valuation of W.W. Clyde & Co. dated October 23, 1997.

       2. Valuation of Geneva Rock Products, Inc. dated October 23, 1997.

       3. Valuation of Utah Service, Inc. dated October 23, 1997.

       4. Valuation of Beehive Insurance Agency, Inc. dated October 23, 1997.

Date:  December 2, 1997             /s/ David Dorton
                                   For:  Houlihan Valuation Advisors

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